Exhibit 10.9

Framework Collaboration Agreement

Between

Beijing Qihu Technology Co., Ltd.

And

Shanghai Qiyu Information Technology Co., Ltd.

July 24, 2018

Framework Collaboration Agreement

This Framework Collaboration Agreement (hereinafter referred to as “this Agreement”) is made on July 24, 2018 in the People’s Republic of China (“China”, for the purposes of this Agreement, excluding Hong Kong SAR, Macao SAR and Taiwan Region) and entered into by and between:

Party A: Beijing Qihu Technology Co., Ltd.

Address: No. 6 Yard, Jiuxianqiao Road, Chaoyang District, Beijing City;

Party B: Shanghai Qiyu Information Technology Co., Ltd.

Address: Diamond Exchange Center Building B, No. 1701 Century Avenue, Pudong New Area, Shanghai City.

Party A and Party B shall hereinafter be referred to individually as a “party” and collectively as the “parties”.

To strengthen collaboration on internet financial services and promote mutual business development, Party A and Party B hereby agree as follows upon consultations:

Article 1 Definition

The terms used herein shall have the meanings set forth below:

1.1               The Cayman Islands Company means 360 Finance, Inc.

1.2               Party B Group means all companies listed in Appendix 1 hereto and those companies whose financial statements are consolidated with the Cayman Islands Company during the term hereof.

1.3               Party B Website means any website operated or owned by Party B Group.

1.4               Licensed Trademarks refer to trademarks listed in Appendix 2 hereto.

1.5               Licensed Products and Services refer to products for manufacturing and selling and services provided using the Licensed Trademarks that Party B Group launches to the market to the extent permitted by law.

1.6               Licensed Zone means the territory of China, which, for the purposes of this definition, includes Hong Kong SAR, Macao SAR and Taiwan Region.

1.7               Licensed Materials refer to all product materials and manuals, packages, guidelines regarding sales, uses and services, labels, or other product and service documents (in whatever form or carrier) prepared by or on behalf of Party B Group in connection with the Licensed Products and Services.

1.8               Third Party means any natural person, legal person, social group and other entity or organization other than the parties hereto and their respective affiliates.

1.9               An Affiliate of either party means any individual, corporation, partnership, trust or other entity that directly or indirectly controls, or is directly or indirectly controlled by, or is directly or indirectly under the common control with the party. For the purpose of this definition, “control” shall mean: (i) the direct or indirect ownership or control by a party of over 50% of the stock or voting power in any company, enterprise or other entity; (ii) the material influence exerted by a party on another company, enterprise or other entity in accordance with the applicable accounting standards.

1.10        Governmental or Regulatory Authorities refer to any governmental department, regulatory agency, court, procuratorate and their respective local offices, subordinate functional divisions, departments and branches.

1.11        Trademark Licensing Agreement means the Trademark and Brand Licensing Agreement entered into by Beijing Qihu Technology Co., Ltd. and Beijing Qibutianxia Technology Co., Ltd. on January 5, 2017.

Article 2 Technical Collaboration

2.1               Considering Party A’s technical expertise in internet and big data, and given its advantages in big data, artificial intelligence, data security and other relevant technologies, the Parties agree to cooperate with each other on the research and application of cloud computing, artificial intelligence, big data analysis and usage, big data risk control and other fields.

2.2               The Parties agree to engage in technical collaboration on data processing throughout the course of mutual collaboration as set forth under Article 2.1 hereof, and undertake to conduct the collaboration under this Article to the extent permitted by law and without damage to the other party’s goodwill.

Article 3 Internet Traffic Collaboration

3.1               Party A provides Party B Group with user traffic diversion services through the technical links installed on its products (including but not limited to 360 Total Security, 360 Mobile Safe, 360 Navigation, 360 Browser, 360 Search Homepage) that use redirects interfaces to allow redirection to Party B’s website, for which Party B shall pay service fees to Party A. Such service fees shall be subject to the billing standards contained in the service agreements separately signed by both parties from time to time and calculated according to the fair market prices.

3.2               Party A agrees that Party B Group has a priority right to connect to Party A’s commercial and non-commercial traffic access points under the same conditions (including, without limitation to equivalence to the most favorable prices).

Article 4 Grant of Right to Use Trademark

4.1               Party A hereby grants Party B Group with the right to use the relevant registered trademarks listed in Appendix 2 hereto on the Licensed Products and Services and the Licensed Materials in the Licensed Area and within the license period.

4.2               Party A agrees that Party B Group has an exclusive right to use the “360 Jietiao” and “360 Anxin Loan” trademarks listed in Appendix 2 hereto on the Licensed Products and Services and the Licensed Materials in the Licensed Area and within the license period.

4.3               Without Party A’s prior written consent, Party B Group shall not transfer to any third party the license it has been granted or use such license to provide a guarantee for any third party, nor shall it sub-license or sub-delegate to any third party the right to use the Licensed Trademarks, regardless of whether such transfer, guarantee, sub-licensing or sub-delegation is gratuitous or onerous.

4.4               The Parties hereto acknowledge that the license period for which Party A grants Party B Group with the right to use the Licensed Trademarks shall be the same as the term hereof as agreed in Article 7.

4.5               The Parties hereto acknowledge that licensing of trademarks described under Article 4 shall be subject to, and all rights and obligations in connection therewith shall be governed by the Trademark Licensing Agreement. In the event of any discrepancy between Article 4 hereof and the Trademark Licensing Agreement, this Agreement shall prevail.

Article 5 Undertakings and Warranties of the Parties

5.1               Unless otherwise agreed by the parties, Party A undertakes that (1) except through Party B Group, Party A and its affiliates shall not directly or indirectly conduct loan/loan facilitation businesses or control any entity engaging in loan/loan facilitation businesses; and that (2) Party B Group shall be the sole platform on which Party A and its affiliates operate loan/loan facilitation businesses or control an entity engaging in loan/loan facilitation businesses.

5.2               Party A undertakes that unless otherwise agreed herein, if it needs to charge Party B Group any fee for providing Party B Group with or granting Party B Group with the right to use technologies, data, traffic and other advantages and resources as necessary for Party B to conduct various businesses, such fees shall be charged at the most preferential prices within the fair market range under the same condition.

5.3               Party B undertakes that during the term hereof, Party B shall engage in collaboration hereunder with Party A in strict compliance with the provisions of applicable laws and regulations and regulatory documents.

5.4               It is mutually agreed that if the contents of collaboration specified herein violate the laws and regulations, rules, policies or guiding opinions of relevant regulatory departments, or if the performance hereof may have an adverse impact on the goodwill, reputation and image of Party A or its affiliates or otherwise do harm to the interest of Party A or its affiliates, Party A shall have the right to terminate this Agreement at any time without assuming any responsibility.

Article 6 Confidentiality

6.1               Either party (hereinafter referred to as the “Receiving Party”) that receives any confidential information from the other party shall keep such information confidential, and shall not use such information for any purposes other than the purposes hereof or disclose such information to any third party, except for: (1) disclosure made in accordance with relevant laws, rules, or requirements of the securities regulatory agencies or stock exchanges, or governmental or regulatory authorities; (2) disclosure to lawyers, accountants, and other retained professionals who are subject to the same confidentiality obligations.

Article 7 Effectiveness and Termination of Agreement

7.1               All Appendices to this Agreement shall form a part of this Agreement. This Agreement and its Appendices shall come into force from the date of signature by the Parties. No modification hereto shall be effective unless in writing and signed by both parties.

7.2               This Agreement shall be valid for five (5) years, and shall, in the absence of objection by either party, automatically be renewed for an unlimited number of successive terms of one (1) year upon expiration. Either party may raise objection to such renewal by giving three (3) months prior written notice to the other party, after which this Agreement shall terminate upon expiration of the term. Termination of this Agreement shall not affect the legal effect of the business contracts signed within the term hereof.

Article 8 Liability for Breach of Contract

8.1               Either party that breaches any provision of this Agreement shall assume the liability for breach of contract and compensate the other party for any losses (including without limitation to litigation costs, attorney’s fees and default interests) incurred thereby. In the event of violation by both parties, both parties shall assume their respective responsibilities according to the actual circumstances, and the amounts of compensation payable shall be determined depending on the severity of their violations.

8.2               The remedies agreed hereunder are not exclusive, and the exercise by the non-defaulting party of relevant rights and remedies agreed herein shall be without prejudice to any other rights and remedies available to such party in accordance with applicable laws.

Article 9 Governance and Dispute Resolution

9.1               This Agreement shall be governed by the laws of China.

9.2               Any dispute arising between both parties in connection herewith shall be resolved by both parties through good faith consultation. If both parties fail to reach an agreement on resolution of such dispute within fifteen (15) days after either party proposes resolution thereof through consultation, either party may refer such dispute to China International Economic and Trade Arbitration Commission (hereinafter referred to as the “Arbitration Commission”) for arbitration by the Arbitration Commission in accordance with the arbitration rules currently in force. The arbitration shall be conducted in Chinese in Beijing, China. The arbitration award shall be final and binding upon both parties. The losing party to the arbitration shall bear all out of pocket expenses (including, without limitation to attorney’s fees, etc.) incurred by the winning party.

9.3               Throughout the duration of arbitration, the Parties shall continue to perform all obligations set forth herein except with respect to the matters submitted for arbitration.

Article 10 Miscellaneous

10.1        All relevant agreements already signed by Party A and its affiliates with Beijing Qibutianxia Technology Co., Ltd. with respect to the use of trademarks and intellectual property rights, collaboration on technologies, data and traffic, marketing collaboration, and other matters before the execution hereof shall continue in effect.

10.2        Notice

Any notice or other correspondence sent by either party pursuant to this Agreement shall be in written form in Chinese, and may be sent by personal delivery, registered mail or recognized courier service to the address as notified by the other party from time to time. Such notice shall be deemed served: (i) in the case of personal delivery, on the date of delivery; and (ii) in the case of mail, on the tenth (10th) day after the date (as indicated by the postmark) when the prepaid registered mail is sent.

10.3        Number of Copies

This Agreement shall be made in quadruplicate. Each party shall hold two copies and all copies shall have the same legal effect.

(End of body)

(Signature page of this Framework Collaboration Agreement only)

Party A: Beijing Qihu Technology Co., Ltd. (seal)

Authorized representative (signature):

Party B: Shanghai Qiyu Information Technology Co., Ltd. (seal)

Authorized representative (signature):

Appendix 1: List of Information of Party B Group

Appendix 2: List of Licensed Trademarks